UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 17, 2023
Arbor Realty Trust, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
Maryland
(STATE OF INCORPORATION)

001-32136	20-0057959
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

333 Earle Ovington Boulevard, Suite 900	11553
Uniondale, NY	(ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
(516) 506-4200
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ABR	New York Stock Exchange
Preferred Stock, 6.375% Series D Cumulative Redeemable, par value $0.01 per share	ABR-PD	New York Stock Exchange
Preferred Stock, 6.25% Series E Cumulative Redeemable, par value $0.01 per share	ABR-PE	New York Stock Exchange
Preferred Stock, 6.25% Series F Fixed-to-Floating Rate Cumulative Redeemable, par value $0.01 per share	ABR-PF	New York Stock Exchange

Explanatory Note.
On May 19, 2023, Arbor Realty Trust, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) related to the results of the Company’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”) held on May 17, 2023. This Form 8-K/A is being filed solely to supplement the disclosures made under Item 5.07 of the Original Form 8-K to disclose the decision of the Board of Directors of the Company (the “Board of Directors”) with respect to the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers.
Item 5.07    Submission of Matters to a Vote of Security Holders.
As previously reported in the Original Form 8-K, the fourth proposal on which the Company’s stockholders voted at the Annual Meeting was whether a stockholder advisory vote on the compensation of the Company’s named executive officers should be held every one, two or three years. The results of the voting are as shown below:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
55,692,678	1,367,043	29,533,579	1,928,470	58,414,077
In light of the stockholders’ recommendation that the advisory vote be held every year, the Board of Directors has decided that the Company’s stockholders shall vote annually on a resolution to approve, on an advisory basis, the compensation of the Company’s named executive officers.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBOR REALTY TRUST, INC.

	By:	/s/ Paul Elenio
	Name:	Paul Elenio
	Title:	Chief Financial Officer

Date: September 28, 2023